Exhibit 24.1

LIMITED POWER OF ATTORNEY

Each of the undersigned directors, officers and employees of PACCAR Financial Corp., a Washington corporation (the “Company”), hereby constitutes and appoints R. C. Strauss, I. E. Song and M. R. Beers, and each of them severally, to be his/her true and lawful agent and attorney-in-fact for the following limited purpose: to sign in his/her name and capacity as a director, officer and/or employee of the Company, one or more Forms S-3 (Registration Statements under the Securities Act of 1933), and any amendments to such Registration Statements, to be filed with the Securities and Exchange Commission in connection with the Company’s registration of Medium Term Notes, Series Q.

IN WITNESS WHEREOF, each of the undersigned has executed this limited power of attorney to be effective as of November 1, 2021.

/s/ R. P. Feight	/s/ I. E. Song
R. P. Feight Director /s/ H. C. A. M. Schippers	I. E. Song Secretary /s/ M. R. Beers
H. C. A. M. Schippers Director and Chief Executive Officer /s/ T. R. Hubbard	M. R. Beers Assistant Secretary /s/ R. C. Strauss
T. R. Hubbard Director and Principal Financial Officer /s/ C. R. Gryniewicz	R. C. Strauss Treasurer /s/ Y. Zhang
C. R. Gryniewicz Director and President /s/ K. A. Roemer	Y. Zhang Controller
K. A. Roemer Director